Capital City Bank Group, Inc.
Reports Third Quarter 2012 Results

TALLAHASSEE, Fla. (October 23, 2012) – Capital City Bank Group, Inc. (NASDAQ: CCBG) today reported net income of $1.1 million, or $0.07 per diluted share, for the third quarter of 2012, compared to a net loss of $1.7 million, or $0.10 per diluted share, for the second quarter of 2012, and net income of $2.0 million, or $0.12 per diluted share, for the third quarter of 2011.  For the first nine months of 2012, the Company reported a net loss of $1.8 million, or $0.10 per diluted share, compared to net income of $5.4 million, or $0.32 per diluted share, for the same period in 2011.

Compared to the second quarter of 2012, the increase in earnings reflects a lower loan loss provision of $2.9 million, and a $2.1 million decline in noninterest expense, partially offset by lower operating revenues (net interest income plus noninterest income) of $0.4 million and higher income taxes of $1.8 million.

Compared to the third quarter of 2011, the reduction in earnings was due to lower operating revenues of $2.7 million partially offset by a $0.9 million decrease in the loan loss provision, a $0.4 million reduction in noninterest expense, and lower income taxes of $0.5 million.

The decrease in earnings for the nine month period ended September 30, 2012 is attributable to lower operating revenues of $9.7 million, and a higher loan loss provision of $2.0 million, partially offset by lower noninterest expense of $0.1 million and income taxes of $4.4 million.  Earnings in 2011 reflect the sale of our Visa Class B shares of stock which resulted in a net pre-tax gain of $2.6 million ($3.2 million pre-tax gain included in noninterest income and recognition of a $0.6 million swap liability included in noninterest expense).

“While the economy remains challenging, our pre-tax, pre-credit cost operating income improved as we continued to trim expenses,” said William G. Smith, Jr., Chairman, President and CEO.  “Credit quality remains a top priority and continues to improve.   Nonperforming assets declined as did our past due loans and net charge-offs; and our retail strategy for the disposition of problem assets continues to produce results, which we believe are in the best interest of our shareowners.  A modest level of loss in newly identified problem loans coupled with less severe valuation adjustments on our other real estate owned properties have contributed to lower credit costs and improved profitability.  As we have stated all along, we don’t expect the path forward to be linear and anticipate quarterly performance will continue to be choppy, but when viewed on an annual basis, we are clearly making progress and are optimistic about the future,” said Smith.

The Return on Average Assets was 0.17% and the Return on Average Equity was 1.77% for the third quarter of 2012.  These metrics were -0.26% and -2.75% for the second quarter of 2012, and 0.31% and 2.97% for the third quarter of 2011, respectively.

For the first nine months of 2012, the Return on Average Assets was -0.09% and the Return on Average Equity was -0.93% compared to 0.28% and 2.77%, respectively, for the same period in 2011.

Discussion of Financial Condition

Average earning assets were $2.209 billion for the third quarter of 2012, a decrease of $53.7 million, or 2.4%, from the second quarter of 2012, and an increase of $62.7 million, or 2.9%, over the fourth quarter of 2011.  As compared to the second quarter of 2012, the decline in average earning assets is attributable to a lower level of overnight funds resulting from a decline in deposits and the resolution of problem loans.  The shift in the mix of earning assets continued as the loan portfolio declined when compared to the prior quarter.  The increase in average earning assets compared to the fourth quarter of 2011 primarily reflects the higher level of deposits resulting from the seasonal influx of public funds.

We maintained an average net overnight funds (deposits with banks plus fed funds sold less fed funds purchased) sold position of $386.0 million during the third quarter of 2012 compared to an average net overnight funds sold position of $411.3 million in the second quarter of 2012 and an average overnight funds sold position of $191.8 million in the fourth quarter of 2011.  The lower balance when compared to the second quarter of 2012 reflects lower levels of public fund deposits partially offset by a decrease in the loan portfolio.  The higher balances when compared to the fourth quarter of 2011 reflect higher levels of public funds and savings accounts, in addition to lower balances in the loan and investment portfolios.

When compared to the second quarter of 2012 and the fourth quarter of 2011, average loans declined by $29.6 million and $105.5 million, respectively.  Most loan categories have experienced declines with the reduction primarily in the commercial real estate and residential categories.  Our core loan portfolio continues to be impacted by normal amortization and a higher level of payoffs that have outpaced our new loan production.  New loan production continues to be impacted by weak loan demand attributable to the trend toward consumers and businesses deleveraging, the lack of consumer confidence, and a persistently sluggish economy.

The resolution of problem loans (which has the effect of lowering the loan portfolio as loans are either charged off or transferred to other real estate owned “OREO”) also contributed to the overall decline.  During the third quarter of 2012, loan charge-offs and loans transferred to OREO accounted for $6.0 million, or 26%, of the net reduction in total loans of $22.9 million from the second quarter of 2012.  Compared to the fourth quarter of 2011, loan resolution accounted for $31.3 million, or 33%, of the net reduction in loans of $95.4 million1.

Nonperforming assets (nonaccrual loans and OREO) totaled $127.2 million at the end of the third quarter of 2012 compared to $132.8 million at the end of the second quarter of 2012 and $137.6 million at the end of the fourth quarter of 2011.  Nonaccrual loans totaled $74.1 million, a decrease of $0.7 million from the second quarter of 2012 and $0.9 million from the fourth quarter of 2011, reflective of loan charge-offs and the migration of loans to OREO, which outpaced gross additions.  Gross additions to nonaccrual status were up slightly during the third quarter, but have slowed noticeably during the first nine months of 2012.  The balance of OREO totaled $53.2 million at the end of the third quarter, a $4.9 million decrease from the second quarter of 2012 and $9.4 million from the fourth quarter of 2011.  We continue to experience progress in our efforts to dispose of OREO by selling properties totaling $20.1 million during the first nine months of 2012.  Nonperforming assets represented 5.10% of total assets at September 30, 2012 compared to 5.02% at June 30, 2012 and 5.21% at December 31, 2011.

Average total deposits were $2.075 billion for the third quarter of 2012, a decrease of $60.2 million, or 2.8%, from the second quarter of 2012 and higher by $42.5 million, or 2.1%, from the fourth quarter of 2011.  The decrease in deposits when compared to the second quarter of 2012 resulted from lower public funds and certificates of deposit, partially offset by growth in noninterest bearing accounts, regular savings, and money market accounts.  Compared to the fourth quarter of 2011, the increase was driven primarily by higher public fund balances, savings and noninterest bearing deposits.  This was partially offset by a reduction of certificates of deposit.  The seasonal low in public fund balances generally occurs in the fourth quarter, and these balances are anticipated to increase through the first quarter of 2013.

Our mix of deposits continues to improve as higher cost certificates of deposit are replaced with lower rate non-maturity deposits and noninterest bearing demand accounts.  Prudent pricing discipline will continue to be the key to managing our mix of deposits.  Therefore, we do not attempt to compete with higher rate paying competitors for deposits.

During the fourth quarter of 2012, we may realize some attrition in noninterest bearing deposit balances due to the unlimited government guarantee on noninterest bearing accounts, which if not extended, is set to expire at year-end.  Our average noninterest bearing deposits represented 29.2% of our total deposits during the third quarter of 2012.

Borrowings decreased by $0.9 million when compared to the second quarter of 2012 as a result of lower balances in repurchase agreements, and were higher by $8.1 million when compared to the fourth quarter of 2011, as a result of higher balances in repurchase agreements.

1 The reductions in loan portfolio balances stated in this paragraph are based on “as of” balances, not averages.

Discussion of Operating Results

Tax equivalent net interest income for the third quarter of 2012 was $21.2 million, which is comparable to the second quarter of 2012, and down from $23.3 million for the third quarter of 2011.  For the nine months ended September 30, 2012, tax equivalent net interest income totaled $64.2 million compared to $70.3 million for the same period of 2011.  Factors affecting net interest income relative to the second quarter of 2012 include a reduction in loan income attributable to declining loan balances, primarily offset by one additional calendar day and interest recoveries. When compared to the three and nine month periods of 2011, the decrease was primarily driven by declines in loan income attributable to lower portfolio balances, which was partially offset by a reduction in interest expense.  The lower interest expense is primarily attributable to certificates of deposit and reflects both lower balances and favorable repricing.

The decline in the loan portfolio, coupled with the low rate environment continues to put pressure on our net interest income.  The loan portfolio yield is declining as the existing portfolio reprices.  Lowering our cost of funds, to the extent we can, and continuing to shift the mix of our deposits will help to partially mitigate the unfavorable impact of weak loan demand and repricing, although the impact is expected to be minimal.

The net interest margin for the third quarter of 2012 was 3.82%, an increase of 5 basis points from the second quarter of 2012 and a decline of 38 basis points from the third quarter of 2011.  Year-to-date net interest margin of 3.81% declined 37 basis points from the comparable period in 2011.  The increase in margin compared to the linked quarter reflects a lower level of earning assets and higher interest recoveries.  The decrease in the margin compared to the third quarter of 2011 and year-to-date is attributable to the shift in our earning asset mix and unfavorable asset repricing, partially offset by a lower average cost of funds.

The provision for loan losses for the third quarter of 2012 was $2.9 million compared to $5.7 million in the second quarter of 2012 and $3.7 million for the third quarter of 2011.  The decrease from both periods was driven by slower problem loan migration and lower net charge-offs resulting in a favorable impact on our general reserve allocation.  For the first nine months of 2012, the loan loss provision totaled $13.4 million compared to $11.4 million for the same period in 2011 with the increase primarily attributable to an increase in impaired loans.  Net charge-offs for the third quarter of 2012 totaled $2.6 million, or 0.66%, of average loans (annualized) compared to $7.0 million, or 1.80%, for the second quarter of 2012 and $5.1 million, or 1.22%, in the third quarter of 2011.  For the first nine months of 2012, net charge-offs totaled $14.2 million, or 1.21%, of average loans (annualized) compared to $17.2 million, or 1.35%, for the same period of 2011.  At quarter-end, the allowance for loan losses of $30.2 million was 1.97% of outstanding loans (net of overdrafts) and provided coverage of 41% of nonperforming loans compared to 1.93% and 40%, respectively, at June 30, 2012, and 1.91% and 41%, respectively, at December 31, 2011.

Noninterest income for the third quarter of 2012 totaled $13.6 million, a decrease of $0.3 million, or 2.4%, from the second quarter of 2012 and a decrease of $0.6 million, or 4.4%, from the third quarter of 2011.  The decrease from the second quarter of 2012 was driven primarily by lower wealth management fees (trust fees and retail brokerage fees) of $0.2 million and bank card fees of $0.2 million, partially offset by higher mortgage banking fees of $0.1 million.  Compared to the third quarter of 2011, the decrease primarily reflects a reduction in deposit fees of $0.2 million, wealth management fees of $0.2 million, data processing fees of $0.1 million, and other income of $0.5 million, partially offset by higher mortgage banking fees of $0.3 million.  For the first nine months of 2012, noninterest income totaled $41.1 million, a decrease of $3.9 million from the same period of 2011 reflective of lower data processing fees of $0.4 million, wealth management fees of $0.4 million, and other income of $4.6 million, partially offset by higher mortgage banking fees of $0.9 million and bank card fees of $0.5 million.  Data processing fees declined due to a reduction in the number of banks that we process for as two of our user banks were acquired and discontinued service in early 2011.  The reduction in wealth management fees reflects a decline in trust fees reflective of a lower level of assets under management due to account distributions, and a decrease in retail brokerage fees due to lower client trading activity.  The decrease in other income was primarily attributable to the Visa gain realized in the first quarter of 2011 and a lower level of gains from the sale of OREO properties.  Increased loan origination drove the higher level of mortgage banking fees reflecting increased home purchase activity in our markets.  The increase in bank card fees was attributable to an increase in active cards and higher card utilization.

Noninterest expense for the third quarter of 2012 totaled $30.2 million, a decrease of $2.1 million, or 6.5%, from the second quarter of 2012 and $0.4 million, or 1.5%, from the third quarter of 2011.  The decrease compared to the second quarter of 2012 reflects a reduction in salaries/associate benefit expense of $0.6 million, OREO expense of $0.8 million, and other expense of $0.7 million.  The decrease in salaries/associate benefit expense was due to lower associate salary expense reflective of lower headcount, pension plan expense, and associate insurance expense.  A decline in valuation adjustments drove the decrease in OREO expense.  Other expense declined due to lower advertising fees and professional fees, as well as one-time severance costs that were recorded in the second quarter of 2012.  Lower salaries/associate benefit expense and occupancy expense drove the decrease compared to the third quarter of 2011.

For the first nine months of 2012, noninterest expense totaled $95.1 million, a decrease of $0.1 million from the same period of 2011 attributable to lower occupancy expense of $0.5 million and intangible amortization expense of $0.2 million, partially offset by higher furniture/equipment expense of $0.2 million, OREO expense of $0.3 million, and salaries/associate benefit expense of $0.1 million.  A decrease in building maintenance/repairs and utility expense drove the decline in occupancy expense.  The reduction in intangible amortization expense reflects the full amortization of certain core deposit intangibles related to past acquisitions.  Higher software and maintenance costs for newly implemented information systems drove the increase in furniture/equipment expense.  A slightly higher level of carrying costs and valuation adjustments drove the increase in ORE expense. The slight net increase in salaries/associate benefit expense reflects higher pension plan expense that was partially offset by lower expense for associate salaries and performance compensation. Utilization of a lower discount rate in 2012 due to lower long-term bond interest rates drove the aforementioned increase in pension plan expense.

About Capital City Bank Group, Inc.

Capital City Bank Group, Inc. (NASDAQ: CCBG) is one of the largest publicly traded financial services companies headquartered in Florida and has approximately $2.5 billion in assets.  The Company provides a full range of banking services, including traditional deposit and credit services, asset management, trust, mortgage banking, merchant services, bankcards, data processing and securities brokerage services.  The Company's bank subsidiary, Capital City Bank, was founded in 1895 and now has 66 full-service offices and 71 ATMs in Florida, Georgia and Alabama.  For more information about Capital City Bank Group, Inc., visit www.ccbg.com.

FORWARD-LOOKING STATEMENTS

Forward-looking statements in this Press Release are based on current plans and expectations that are subject to uncertainties and risks, which could cause the Company’s future results to differ materially.  The following factors, among others, could cause the Company’s actual results to differ: the Company’s need and our ability to incur additional debt or equity financing; the accuracy of the Company’s financial statement estimates and assumptions, including the estimate used for the Company’s loan loss provision and deferred tax valuation allowance; continued depression of the market value of the Company that could result in an impairment of goodwill; legislative or regulatory changes, including the Dodd-Frank Act and Basel III; the strength of the U.S. economy and the local economies where the Company conducts operations; the frequency and magnitude of foreclosure of the Company’s loans; restrictions on our operations, including the inability to pay dividends without our regulators’ consent; the effects of the health and soundness of other financial institutions, including the FDIC’s need to increase Deposit Insurance Fund assessments; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; harsh weather conditions and man-made disasters; fluctuations in inflation, interest rates, or monetary policies; changes in the stock market and other capital and real estate markets; customer acceptance of third-party products and services; increased competition and its effect on pricing, including the impact on our net interest margin from the repeal of Regulation Q; negative publicity and the impact on our reputation; technological changes; the effects of security breaches and computer viruses that may affect the Company’s computer systems; changes in consumer spending and savings habits; the Company’s growth and profitability; changes in accounting; the Company’s ability to integrate acquisitions; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and the Company’s other filings with the SEC, which are available at the SEC’s internet site (http://www.sec.gov).  Forward-looking statements in this Press Release speak only as of the date of the Press Release, and the Company assumes no obligation to update forward-looking statements or the reasons why actual results could differ.

CAPITAL CITY BANK GROUP, INC.
EARNINGS HIGHLIGHTS
Unaudited

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011

EARNINGS
Net Income (Loss)	$1,121	$(1,726)	$1,977	$(1,767)	$5,432
Net Income (Loss) Per Common Share	$0.07	$(0.10)	$0.12	$(0.10)	$0.32
PERFORMANCE
Return on Average Equity	1.77%	-2.75%	2.97%	-0.93%	2.77%
Return on Average Assets	0.17%	-0.26%	0.31%	-0.09%	0.28%
Net Interest Margin	3.82%	3.77%	4.20%	3.81%	4.18%
Noninterest Income as % of Operating Revenue	39.31%	39.88%	38.14%	39.28%	39.38%
Efficiency Ratio	87.68%	90.88%	81.40%	90.12%	82.07%
CAPITAL ADEQUACY
Tier 1 Capital Ratio	14.43%	14.17%	14.05%	14.43%	14.05%
Total Capital Ratio	15.80%	15.54%	15.41%	15.80%	15.41%
Tangible Common Equity Ratio	6.86%	6.40%	7.19%	6.86%	7.19%
Leverage Ratio	9.83%	9.60%	10.20%	9.83%	10.20%
Equity to Assets	10.04%	9.41%	10.34%	10.04%	10.34%
ASSET QUALITY
Allowance as % of Non-Performing Loans	40.80%	40.03%	55.54%	40.80%	55.54%
Allowance as a % of Loans	1.97%	1.93%	1.79%	1.97%	1.79%
Net Charge-Offs as % of Average Loans	0.66%	1.80%	1.22%	1.21%	1.35%
Nonperforming Assets as % of Loans and ORE	8.02%	8.23%	6.67%	8.02%	6.67%
Nonperforming Assets as % of Total Assets	5.10%	5.02%	4.54%	5.10%	4.54%
STOCK PERFORMANCE
High	$10.96	$8.73	$11.18	$10.96	$13.80
Low	7.00	6.35	9.81	6.35	9.81
Close	10.64	7.37	10.38	10.64	10.38
Average Daily Trading Volume	$23,737	$37,926	$43,483	$28,826	$31,783

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited

	2012			2011
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and Due From Banks	$53,076	$57,477	$50,567	$54,953	$53,027
Funds Sold and Interest Bearing Deposits	314,318	434,814	418,678	330,361	193,387
Total Cash and Cash Equivalents	367,394	492,291	469,245	385,314	246,414

Investment Securities, Available-for-Sale	288,166	280,753	284,490	307,149	306,038

Loans, Net of Unearned Interest
Commercial, Financial, & Agricultural	135,939	136,736	132,119	130,879	142,511
Real Estate - Construction	43,278	46,803	34,554	26,367	31,991
Real Estate - Commercial	609,671	605,819	624,528	639,140	644,128
Real Estate - Residential	341,044	353,198	364,123	386,877	388,686
Real Estate - Home Equity	239,446	242,929	240,800	244,263	245,438
Consumer	154,389	162,899	174,132	186,216	188,933
Other Loans	6,891	5,638	6,555	12,495	13,720
Overdrafts	2,637	2,214	2,073	2,446	2,292
Total Loans, Net of Unearned Interest	1,533,295	1,556,236	1,578,884	1,628,683	1,657,699
Allowance for Loan Losses	(30,222)	(29,929)	(31,217)	(31,035)	(29,658)
Loans, Net	1,503,073	1,526,307	1,547,667	1,597,648	1,628,041

Premises and Equipment, Net	109,003	110,302	111,408	110,991	111,471
Intangible Assets	85,161	85,269	85,376	85,484	85,591
Other Real Estate Owned	53,172	58,059	58,100	62,600	61,196
Other Assets	87,815	92,869	103,992	92,126	85,221
Total Other Assets	335,151	346,499	358,876	351,201	343,479

Total Assets	$2,493,784	$2,645,850	$2,660,278	$2,641,312	$2,523,972

LIABILITIES
Deposits:
Noninterest Bearing Deposits	$596,660	$623,130	$605,774	$618,317	$584,628
NOW Accounts	703,327	789,103	845,149	828,990	708,066
Money Market Accounts	285,084	288,352	283,224	276,910	280,001
Regular Savings Accounts	181,523	178,388	172,262	158,462	154,136
Certificates of Deposit	254,000	271,413	279,295	289,840	316,968
Total Deposits	2,020,594	2,150,386	2,185,704	2,172,519	2,043,798

Short-Term Borrowings	42,388	69,449	42,188	43,372	47,508
Subordinated Notes Payable	62,887	62,887	62,887	62,887	62,887
Other Long-Term Borrowings	38,126	38,846	42,826	44,606	45,389
Other Liabilities	79,427	75,260	75,876	65,986	63,465

Total Liabilities	2,243,422	2,396,828	2,409,481	2,389,370	2,263,047

SHAREOWNERS' EQUITY
Common Stock	172	172	172	172	172
Additional Paid-In Capital	38,493	38,260	38,101	37,838	38,074
Retained Earnings	235,694	234,573	236,299	237,461	237,969
Accumulated Other Comprehensive Loss, Net of Tax	(23,997)	(23,983)	(23,775)	(23,529)	(15,290)

Total Shareowners' Equity	250,362	249,022	250,797	251,942	260,925

Total Liabilities and Shareowners' Equity	$2,493,784	$2,645,850	$2,660,278	$2,641,312	$2,523,972

OTHER BALANCE SHEET DATA
Earning Assets	$2,135,779	$2,271,803	$2,282,053	$2,266,193	$2,157,124
Intangible Assets
Goodwill	84,811	84,811	84,811	84,811	84,811
Core Deposits	79	139	198	258	318
Other	271	319	367	415	462
Interest Bearing Liabilities	1,567,335	1,698,438	1,727,831	1,705,066	1,614,954

Book Value Per Diluted Share	$14.54	$14.48	$14.60	$14.68	$15.20
Tangible Book Value Per Diluted Share	9.59	9.52	9.63	9.70	10.21

Actual Basic Shares Outstanding	17,223	17,198	17,182	17,160	17,157
Actual Diluted Shares Outstanding	17,223	17,198	17,182	17,161	17,172

CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
Unaudited

						Nine Months Ended
	2012			2011		September 30,
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	2012	2011

INTEREST INCOME
Interest and Fees on Loans	$21,274	$21,359	$22,005	$22,915	$23,777	$64,638	$72,029
Investment Securities	798	834	900	902	978	2,532	3,066
Funds Sold	254	244	225	95	136	723	452
Total Interest Income	22,326	22,437	23,130	23,912	24,891	67,893	75,547

INTEREST EXPENSE
Deposits	480	556	643	699	907	1,679	3,248
Short-Term Borrowings	71	48	8	6	78	127	299
Subordinated Notes Payable	372	372	382	358	339	1,126	1,022
Other Long-Term Borrowings	372	396	436	452	467	1,204	1,453
Total Interest Expense	1,295	1,372	1,469	1,515	1,791	4,136	6,022
Net Interest Income	21,031	21,065	21,661	22,397	23,100	63,757	69,525
Provision for Loan Losses	2,864	5,743	4,793	7,600	3,718	13,400	11,396
Net Interest Income after Provision for Loan Losses	18,167	15,322	16,868	14,797	19,382	50,357	58,129

NONINTEREST INCOME
Service Charges on Deposit Accounts	6,406	6,313	6,309	6,530	6,629	19,028	18,921
Data Processing Fees	687	680	675	743	749	2,042	2,487
Asset Management Fees(1)	1,020	1,020	1,015	1,124	1,080	3,055	3,240
Retail Brokerage Fees(1)	666	884	758	776	807	2,308	2,475
Mortgage Banking Fees	978	864	848	845	645	2,690	1,830
Interchange Fees (2)	1,619	1,580	1,526	1,399	1,420	4,725	4,223
ATM/Debit Card Fees (2)	997	1,204	1,245	1,098	1,170	3,446	3,421
Other	1,202	1,361	1,210	1,358	1,693	3,773	8,378
Total Noninterest Income	13,575	13,906	13,586	13,873	14,193	41,067	44,975

NONINTEREST EXPENSE
Salaries and Associate Benefits	15,510	16,117	16,843	15,260	15,805	48,470	48,382
Occupancy, Net	2,332	2,276	2,266	2,284	2,495	6,874	7,338
Furniture and Equipment	2,245	2,245	2,201	2,097	2,118	6,691	6,461
Intangible Amortization	108	107	108	107	108	323	568
Other Real Estate	2,616	3,460	3,513	3,425	2,542	9,589	9,252
Other	7,390	8,088	7,666	7,930	7,579	23,144	23,144
Total Noninterest Expense	30,201	32,293	32,597	31,103	30,647	95,091	95,145

OPERATING PROFIT (LOSS)	1,541	(3,065)	(2,143)	(2,433)	2,928	(3,667)	7,959
Income Tax Expense (Benefit)	420	(1,339)	(981)	(1,898)	951	(1,900)	2,527
NET INCOME (LOSS)	$1,121	$(1,726)	$(1,162)	$(535)	$1,977	$(1,767)	$5,432

PER SHARE DATA
Basic Income (Loss)	$0.07	$(0.10)	$(0.07)	$(0.03)	$0.12	$(0.10)	$0.32
Diluted Income (Loss)	$0.07	$(0.10)	$(0.07)	$(0.03)	$0.12	$(0.10)	$0.32
Cash Dividends	0.000	0.000	0.000	0.000	0.100	0.000	0.300
AVERAGE SHARES
Basic	17,215	17,192	17,181	17,157	17,152	17,196	17,134
Diluted	17,228	17,192	17,181	17,157	17,167	17,196	17,143

(1) Together referred to as "Wealth Management Fees"
(2) Together referred to as "Bank Card Fees"

CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
AND NONPERFORMING ASSETS
Unaudited
	2012	2012	2012	2011	2011
(Dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter

ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period	$29,929	$31,217	$31,035	$29,658	$31,080
Provision for Loan Losses	2,864	5,743	4,793	7,600	3,718
Net Charge-Offs	2,571	7,031	4,611	6,223	5,140
Balance at End of Period	$30,222	$29,929	$31,217	$31,035	$29,658
As a % of Loans	1.97%	1.93%	1.98%	1.91%	1.79%
As a % of Nonperforming Loans	40.80%	40.03%	39.65%	41.37%	55.54%

CHARGE-OFFS
Commercial, Financial and Agricultural	$331	$57	$268	$634	$186
Real Estate - Construction	127	275	-	25	75
Real Estate - Commercial	512	3,519	1,532	2,443	1,031
Real Estate - Residential	981	3,894	1,967	2,755	3,287
Real Estate - Home Equity	834	425	892	205	580
Consumer	355	550	732	879	832
Total Charge-Offs	$3,140	$8,720	$5,391	$6,941	$5,991

RECOVERIES
Commercial, Financial and Agricultural	$53	$83	$67	$242	$33
Real Estate - Construction	9	27	-	-	-
Real Estate - Commercial	34	42	138	87	37
Real Estate - Residential	76	969	163	34	271
Real Estate - Home Equity	15	116	18	13	108
Consumer	382	452	394	342	402
Total Recoveries	$569	$1,689	$780	$718	$851

NET CHARGE-OFFS	$2,571	$7,031	$4,611	$6,223	$5,140

Net Charge-Offs as a % of Average Loans(1)	0.66%	1.80%	1.16%	1.50%	1.22%

RISK ELEMENT ASSETS
Nonaccruing Loans	$74,075	$74,770	$78,726	$75,023	$53,396
Other Real Estate Owned	53,172	58,059	58,100	62,600	61,196
Total Nonperforming Assets	$127,247	$132,829	$136,826	$137,623	$114,592

Past Due Loans 30-89 Days	$12,923	$16,695	$9,193	$19,425	$17,053
Past Due Loans 90 Days or More	-	-	25	224	26
Performing Troubled Debt Restructuring's	$45,973	$38,734	$37,373	$37,675	$28,404

Nonperforming Loans as a % of Loans	4.83%	4.80%	4.99%	4.61%	3.22%
Nonperforming Assets as a % of
Loans and Other Real Estate	8.02%	8.23%	8.36%	8.14%	6.67%
Nonperforming Assets as a % of Capital(2)	45.35%	47.62%	48.52%	48.63%	39.44%
Nonperforming Assets as a % of Total Assets	5.10%	5.02%	5.14%	5.21%	4.54%

(1) Annualized
(2) Capital includes allowance for loan losses

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES(1)
Unaudited

	Third Quarter 2012				Second Quarter 2012				First Quarter 2012				Fourth Quarter 2011				Third Quarter 2011				Sep 2012 YTD				Sep 2011 YTD
(Dollars in thousands)	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate	Average Balance		Interest	Average Rate
ASSETS:
Loans, Net of Unearned Interest	$1,541,262		21,366	5.51%	$1,570,827		21,456	5.49%	$1,596,480		22,121	5.57%	$1,646,715		23,032	5.55%	$1,667,720		$23,922	5.69%	$1,569,420		$64,943	5.53%	$1,700,570		$72,488	5.70%

Investment Securities
Taxable Investment Securities	214,431		691	1.28	216,952		730	1.35	242,481		794	1.31	248,217		816	1.31	248,138		828	1.32	224,584		2,215	1.33	241,321		2,504	1.40
Tax-Exempt Investment Securities	67,446		163	0.97	63,715		161	1.01	56,313		162	1.15	59,647		131	0.88	55,388		231	1.67	62,509		486	1.04	63,457		865	1.82

Total Investment Securities	281,877	#	854	1.21	280,667		891	1.27	298,794		956	1.28	307,864		947	1.22	303,526		1,059	1.39	287,093	#	2,701	1.25	304,778		3,369	1.47

Funds Sold	386,027		254	0.26	411,353		244	0.24	373,033		225	0.24	191,884		96	0.20	231,681		136	0.23	390,122		723	0.25	241,195		452	0.25

Total Earning Assets	2,209,166		$22,474	4.05%	2,262,847		$22,591	4.01%	2,268,307		$23,302	4.13%	2,146,463		$24,075	4.45%	2,202,927		$25,117	4.52%	2,246,635		$68,367	4.06%	2,246,543		$76,309	4.54%

Cash and Due From Banks	47,207				47,711				49,427				49,666				47,252				48,112				48,539
Allowance for Loan Losses	(30,260)				(31,599)				(31,382)				(29,550)				(30,969)				(31,077)				(32,914)
Other Assets	340,126				345,458				350,555				343,336				344,041				345,361				345,725

Total Assets	$2,566,239				$2,624,417				$2,636,907				$2,509,915				$2,563,251				$2,609,031				$2,607,893

LIABILITIES:
Interest Bearing Deposits
NOW Accounts	$740,178		$144	0.08%	$809,172		$167	0.08%	$823,406		$192	0.09%	$700,005		$148	0.08%	$726,652		$222	0.12%	$790,733		$503	0.08%	$765,209		$742	0.13%
Money Market Accounts	287,250		60	0.08	280,371		63	0.09	277,558		75	0.11	283,677		75	0.11	282,378		95	0.13	281,746		198	0.09	281,798		362	0.17
Savings Accounts	179,445		23	0.05	174,923		21	0.05	165,603		20	0.05	156,088		20	0.05	153,748		19	0.05	173,346		64	0.05	150,357		53	0.05
Time Deposits	263,007		253	0.38	274,497		305	0.45	284,129		356	0.50	299,487		456	0.60	324,951		571	0.70	273,838		914	0.45	341,286		2,091	0.82
Total Interest Bearing Deposits	1,469,880	#	480	0.13%	1,538,963	#	556	0.15%	1,550,696	#	643	0.17%	1,439,257	#	699	0.19%	1,487,729	#	907	0.24%	1,519,664	#	1,679	0.15%	1,538,650	#	3,248	0.28%

Short-Term Borrowings	59,184		71	0.48%	57,983		48	0.33%	45,645		8	0.07%	44,573		6	0.05%	64,160		78	0.48%	54,289		127	0.31%	75,976		299	0.53%
Subordinated Notes Payable	62,887		372	2.31	62,887		372	2.34	62,887		382	2.40	62,887		358	2.23	62,887		339	2.11	62,887		1,126	2.35	62,887		1,022	2.14
Other Long-Term Borrowings	38,494		372	3.85	40,617		396	3.92	44,286		436	3.96	45,007		452	3.99	46,435		467	3.99	41,123		1,204	3.91	48,795		1,453	3.98

Total Interest Bearing Liabilities	1,630,445		$1,295	0.32%	1,700,450		$1,372	0.32%	1,703,514		$1,469	0.35%	1,591,724		$1,515	0.38%	1,661,211		$1,791	0.43%	1,677,962		$4,136	0.33%	1,726,308		$6,022	0.47%

Noninterest Bearing Deposits	605,602				596,690				610,692				593,718				574,184				604,333				559,316
Other Liabilities	78,446				74,633				68,254				60,197				63,954				73,795				59,635

Total Liabilities	2,314,493				2,371,773				2,382,460				2,245,639				2,299,349				2,356,090				2,345,260

SHAREOWNERS' EQUITY:	251,746				252,644				254,447				264,276				263,902				252,941				262,634

Total Liabilities and Shareowners' Equity	$2,566,239				$2,624,417				$2,636,907				$2,509,915				$2,563,251				$2,609,031				$2,607,894

Interest Rate Spread			$21,179	3.73%			$21,219	3.69%			$21,833	3.78%			$22,560	4.07%			$23,326	4.09%			$64,231	3.73%			$70,287	4.07%

Interest Income and Rate Earned(1)			22,474	4.05			22,591	4.01			23,302	4.13			24,075	4.45			25,117	4.52			68,367	4.06			76,309	4.54
Interest Expense and Rate Paid(2)			1,295	0.23			1,372	0.24			1,469	0.26			1,515	0.28			1,791	0.32			4,136	0.25			6,022	0.36

Net Interest Margin			$21,179	3.82%			$21,219	3.77%			$21,833	3.87%			$22,560	4.17%			$23,326	4.20%			$64,231	3.81%			$70,287	4.18%

(1) Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
(2) Rate calculated based on average earning assets.